Exhibit 4.1
NATIONAL FUEL GAS COMPANY
OFFICER’S CERTIFICATE
Establishing 6.50% Notes due 2018
               R. J. Tanski, the Treasurer, of National Fuel Gas Company, a New Jersey corporation (the “Company”), pursuant to the authority granted in the Board Resolutions of the Company adopted on April 8, 2008 and April 10, 2008, and Sections 102, 201 and 301 of the Indenture defined herein, does hereby certify to The Bank of New York (the “Trustee”), as Trustee under the Indenture of the Company (For Unsecured Debt Securities) dated as of October 1, 1999 (the “Indenture”), that:
1.	The Securities of the fourth series to be issued under the Indenture shall be designated “6.50% Notes due 2018” (the “Notes of the Fourth Series”); the Notes of the Fourth Series shall be in substantially the form set forth in Exhibit A hereto. All capitalized terms used in this certificate which are not defined herein shall have the meanings set forth in the Indenture.
2.	The Notes of the Fourth Series shall be initially authenticated and delivered in the aggregate principal amount of $300,000,000 (the “Initial Notes of the Fourth Series”); provided, however, that the Company may, without the consent of the Holders of the Initial Notes of the Fourth Series, create and issue additional Notes of the Fourth Series ranking equally with, and otherwise identical in all respects to, the Initial Notes of the Fourth Series (except for the issue price therefor, the date from which interest first accrues thereon and the first interest payment date therefor), which additional Notes of the Fourth Series shall form a single series with the Initial Notes of the Fourth Series.
3.	The Notes of the Fourth Series shall mature, and the principal thereof shall be due and payable, together with all accrued and unpaid interest thereon, on April 15, 2018.
4.	The Notes of the Fourth Series shall be issued in the denominations of $2,000 and integral multiples of $1,000 in excess thereof.
5.	The Notes of the Fourth Series shall bear interest as provided in the form thereof set forth in Exhibit A.
6.	The principal, interest and premium and Additional Interest (as defined below), if any, on the Notes of the Fourth Series shall be payable at, and registration of transfers and exchanges in respect of the Notes of the Fourth Series may be effected at, the office or agency of the Company in The City of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or, in certain circumstances described in the form of Notes of the Fourth Series hereto attached as Exhibit A, by wire transfer to an account designated by the person entitled thereto. Notices and demands to or upon the Company in respect of the Notes of the Fourth Series and the Indenture may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee shall initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent. The Trustee shall initially be the Security Registrar and the Paying Agent for the Notes of the Fourth Series.
7.	The Notes of the Fourth Series are subject to optional redemption as provided in the form thereof set forth in Exhibit A.

8.	The Notes of the Fourth Series shall not be entitled to the benefit of any sinking fund.
9.	If a “Change of Control Triggering Event” (as defined in Exhibit A hereto) occurs, each Holder of the Notes of the Fourth Series may require the Company to purchase all or a portion of such Holder’s Notes of the Fourth Series at a price equal to 101% of the principal amount, plus accrued interest, if any, to the date of purchase, on the terms and subject to the conditions set forth in Exhibit A hereto.
10.	The Notes of the Fourth Series shall be initially issued as certificates in global form (each, a “Global Note”) registered in the name of Cede & Co., as registered owner and as nominee for The Depository Trust Company (“DTC”). Beneficial interests in the Notes of the Fourth Series offered and sold to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (“QIBs”) in reliance upon Rule 144A under the Securities Act shall be represented by one or more separate Global Notes (each, a “Rule 144A Global Certificate”). Each Rule 144A Global Certificate shall bear the legends set forth in Exhibit A hereto. Beneficial interests in the Notes of the Fourth Series offered and sold to purchasers pursuant to Regulation S under the Securities Act shall be represented by one or more separate Global Notes (each, a “Regulation S Global Certificate”) and shall bear the legends set forth in Exhibit A hereto. The Company reserves the right to provide for another depositary, registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to act as successor depositary for the Global Notes of the Fourth Series (DTC and any such successor depositary, the “Depository”). The Trustee and the Company shall have no responsibility or liability for any aspect of transfers of beneficial interests in the Notes of the Fourth Series (which transfers shall be conducted pursuant to the customary procedures of DTC), any records of DTC of beneficial interests or any transactions between DTC and its participants or between any such participants and any other beneficial owners or for monitoring, supervising or reviewing of any thereof.
11.	Beneficial interests in Notes of the Fourth Series issued as Global Notes may not be exchanged in whole or in part for individual certificated Notes of the Fourth Series in definitive form, and no transfer of a Global Note of the Fourth Series in whole or in part may be registered in the name of any Person other than the Depository or its nominee, except that if the Depository (A) has notified the Company that it is unwilling or unable to continue as depositary for the Global Notes of the Fourth Series, (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary for such Global Notes of the Fourth Series has not been appointed within 90

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days of (i) that notice or (ii) the Company becoming aware that the Depository is no longer so registered, (C) an Event of Default has occurred and is continuing, and the Depository requests the issuance of certificated Notes of the Fourth Series in definitive form or (D) the Company determines not to have the Notes of the Fourth Series represented by Global Notes, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes of the Fourth Series, shall authenticate and deliver, Notes of the Fourth Series in definitive certificated form in an aggregate principal amount equal to the principal amount of the Global Notes of the Fourth Series representing such Notes of the Fourth Series in exchange for such Global Notes of the Fourth Series, such definitive Notes of the Fourth Series to be registered in the names provided by the Depository.
12.	Transfers of beneficial interests in the Rule 144A Global Certificate and Regulation S Global Certificate shall be subject to the restrictions on transfer contained in the non-registration legend set forth in Exhibit A hereto. In connection with any transfer of Notes of the Fourth Series, the Trustee and the Company shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon, the certificates and other information (set forth in Exhibit A hereto, for use in connection with the transfer of beneficial interests between a Rule 144A Global Certificate and a Regulation S Global Certificate or to a Note of the Fourth Series in definitive form, or otherwise) received from the Holders and any transferees of any Notes of the Fourth Series regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note of the Fourth Series and any other facts and circumstances related to such transfer. Transfers of beneficial interests between a Rule 144A Global Certificate and a Regulation S Global Certificate, and other transfers relating to beneficial interests in the Notes of the Fourth Series represented by Global Notes, shall be reflected by endorsements of the Trustee, as custodian for DTC (or another Depository), on the schedule attached thereto.
13.	The Trustee, the Security Registrar and the Company shall have no responsibility under the Indenture for transfers of beneficial interests in the Notes of the Fourth Series, for any depositary records of beneficial interests or for any transactions between the Depository and beneficial owners.
14.	The Company has entered into a Registration Rights Agreement dated April 11, 2008 with the initial purchasers of the Notes of the Fourth Series (the “Registration Rights Agreement”), pursuant to which the Notes of the Fourth Series that are issued and sold without registration under the Securities Act (the “Private Notes”) may be exchanged for Notes of the Fourth Series that shall be registered under the Securities Act and that shall otherwise have substantially the same terms as the Private Notes (the “Exchange Notes”). Such Exchange Notes shall also be issued as a Global Note in the form of Exhibit A hereto and shall bear all customary legends (except for the non-registration and registration rights legends) or, as provided in the Registration Rights Agreement, the Company has agreed to file a shelf registration statement for the resale of the Notes of the Fourth Series (in which case any Notes of the Fourth Series so resold shall be issued as a Global Note in the form of Exhibit A hereto and bear all customary legends (except for the non-registration and registration rights legends)). The Private Notes shall be

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exchanged for Exchange Notes only pursuant to an effective registration statement under the Securities Act and otherwise in accordance with the Registration Rights Agreement and the Indenture. The Private Notes and the Exchange Notes shall constitute a single series of notes under the Indenture. Exchange Notes shall be authenticated and delivered by the Trustee at one time or from time to time upon the receipt by the Trustee of a Company Order in principal amounts equal to the principal amounts of the Private Notes surrendered in exchange therefor. In addition, upon the receipt of such Company Order, the Trustee shall take such actions as to effectuate the exchange of any Private Notes for Exchange Notes in accordance with the Registration Rights Agreement and the Indenture.
15.	No service charge shall be made for the registration of transfer or exchange of the Notes of the Fourth Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.
16.	If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Notes of the Fourth Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:
     (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Notes of the Fourth Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and interest, if any, due and to become due on such Notes of the Fourth Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Company and acceptable to the Trustee, showing the calculation thereof; or
     (B) an Opinion of Counsel to the effect that, as a result of (i) the receipt by the Company from, or the publication by, the Internal Revenue Service of a ruling or (ii) a change in law occurring after the date of this certificate, the Holders of such Notes of the Fourth Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.
17.	The Notes of the Fourth Series shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A.

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18.	All conditions precedent, if any, provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent), relating to the authentication and delivery of the Notes of the Fourth Series requested in the accompanying Company Order No. 4 have been complied with.
19.	The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the Company’s issuance of the Notes of the Fourth Series and the Trustee’s authentication and delivery of the Notes of the Fourth Series, and in respect of compliance with which this certificate is made.
20.	The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers, employees and counsel of the Company familiar with the matters set forth herein.
21.	In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.
22.	In the opinion of the undersigned, such conditions and covenants have been complied with.

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               IN WITNESS WHEREOF, I have executed this Officer’s Certificate this 11th day of April, 2008.

/s/ R. J. Tanski
R. J. Tanski
Treasurer

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EXHIBIT A
[depositary legend]
               [Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]
[non-registration legend to be included on the Private Notes]
               THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (a) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i)(A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (b) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (a) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[registration rights legend to be included on the Private Notes]
               BY ITS ACCEPTANCE OF THE SECURITIES EVIDENCED HEREBY OR A BENEFICIAL INTEREST IN SUCH SECURITIES, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN, SUCH SECURITIES AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT (THE “REGISTRATION RIGHTS AGREEMENT”) DATED APRIL 11, 2008 AND RELATING TO THE REGISTRATION UNDER THE SECURITIES ACT OF SECURITIES EXCHANGEABLE FOR THE SECURITIES EVIDENCED HEREBY AND REGISTRATION OF THE SECURITIES EVIDENCED HEREBY.

[FORM OF FACE OF NOTE]
NATIONAL FUEL GAS COMPANY
6.50% Notes due 2018
R-
CUSIP: [144A Global Certificate: 636180 BF7]
[Regulation S Global Certificate: U63038 AA8]
[Exchange Notes: 636180 BG5]

ORIGINAL ISSUE DATE: April 11, 2008	PRINCIPAL AMOUNT: [$300,000,000][$0]

ORIGINAL INTEREST	INTEREST RATE: 6.50%
ACCRUAL DATE: April 11, 2008
MATURITY DATE: April 15, 2018
INTEREST PAYMENT DATES: April 15 and October 15, commencing October 15, 2008
REDEEMABLE AT OPTION OF THE COMPANY: YES ☑     NO ☐
REDEEMABLE AT OPTION OF THE HOLDER: YES ☐     NO ☑
(See the Reverse of this Note for redemption provisions)
               NATIONAL FUEL GAS COMPANY, a corporation duly organized and existing under the laws of the State of New Jersey (herein referred to as the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to
or registered assigns, the principal sum of            Dollars on the Maturity Date specified above, and to pay interest thereon at the Interest Rate specified above, semi-annually on the Interest Payment Dates specified above of each year and on the Maturity Date, from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case interest shall be payable from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on this Security, from the Original Interest Accrual Date. In the event that the Maturity Date or any date fixed for redemption is not a Business Day, then payment of principal and interest payable on such date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on such Maturity Date or date fixed for redemption. If the Company does not comply with certain of its obligations under the registration rights agreement dated April 11, 2008 between the Company and the parties named therein (the “Registration Rights Agreement”), this Security shall, in accordance with Section 2(e) of the Registration Rights Agreement, bear additional interest (“Additional Interest”) in addition to the interest otherwise provided for hereunder. For purposes of this Security, the term “interest” shall be deemed to include any such Additional Interest. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on such Interest Payment Date. The Initial Interest Payment Date shall be October 15, 2008, and the payment on that date shall include all interest accrued from the Original Interest Accrual Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be (a) the Business Day immediately preceding such Interest Payment Date so long as Securities of this series remain in book-entry only form or (b) the 15th calendar day prior to such Interest Payment Date if Securities of this series do not remain in book-entry only form; provided, however, that interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
               Payment of the principal of and premium, if any, and interest on this Security shall be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (a) at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the person entitled thereto, and (b) upon the written request of a Holder of not less than $10 million in aggregate principal amount of Securities of this series delivered to the Company and the Paying Agent at least ten days prior to any Interest Payment Date, payment of interest on such Securities to such Holder on such Interest Payment Date shall be made by wire transfer of immediately available funds to an account maintained within the continental United States specified by such Holder or, if such Holder maintains an account with the entity acting as Paying Agent, by deposit into such account.
               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

NATIONAL FUEL GAS COMPANY
By:

[FORM OF CERTIFICATE OF AUTHENTICATION]
CERTIFICATE OF AUTHENTICATION
               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
               Dated: April 11, 2008

THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]
               This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of October 1, 1999 (herein, together with any amendments or supplements thereto, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on April 11, 2008 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all terms and provisions of the Indenture.
     Optional Redemption
               The Securities shall be redeemable at the option of the Company, in whole or in part, at its option, at any time and from time to time, prior to the Maturity Date, in each case at a redemption price (the “Redemption Price”) equal to the greater of
(a)	100% of the principal amount of the Securities being redeemed; and

(b)	the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed (excluding the portion of any such interest accrued to the Redemption Date, as defined), discounted to the date fixed for redemption (“Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.45%
               plus, in each case, accrued interest on those Securities to the Redemption Date.
               ”Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
               ”Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.
               ”Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (ii) if the

Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
               “Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.
               “Reference Treasury Dealers” means primary U.S. Government securities dealers in New York City appointed by the Company.
               “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.
               In lieu of stating the Redemption Price, notices of redemption of the Securities shall state substantially the following: “The Redemption Price of the Securities of this series to be redeemed shall equal the sum of (a) the greater of (i) 100% of the principal amount of such Securities of this series, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities of this series being redeemed (excluding the portion of any such interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.45%, plus accrued interest on the principal amount hereof to the Redemption Date.”
               Notice of redemption shall be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the applicable Paying Agent or Agents of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.
               In the event of redemption of this Security in part only, a new Security or Securities of this series of like tenor representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.
               Change of Control Offer
               If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Securities as described above, the Company shall make an offer (a “Change of Control Offer”) to each Holder of the Securities to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities on the terms set forth herein. In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Securities repurchased, plus accrued and unpaid interest, if any, on the Securities repurchased to the date of repurchase (a “Change of

Control Payment”), subject to the right of Holders of record on the applicable record date to receive interest due on the next Interest Payment Date.
               Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail a notice to Holders of the Securities describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offer to repurchase such Securities on the date specified in the applicable notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.
               Upon the Change of Control Payment Date, the Company shall, to the extent lawful:
(a)	accept for payment all Securities or portions of Securities properly tendered and not withdrawn pursuant to the Change of Control Offer;

(b)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

(c)	deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions of Securities being repurchased.
               The Company need not make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Securities properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Securities if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
               The Company shall comply with the applicable requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of the Securities, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Securities by virtue of any such conflict.
               For purposes of the Change of Control Offer provisions of the Securities, the following terms are applicable:

               “Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of the its subsidiaries, taken as a whole, to any person, other than the Company or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to the Company’s liquidation or dissolution.
               The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.
               “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
               “Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of such Board of Directors on the date the Securities were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).
               “Fitch” means Fitch Ratings and its successors.
               “Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.
               “Moody’s” means Moody’s Investors Service, Inc. and its successors.
               “Rating Agencies” means (1) each of Fitch, Moody’s and S&P and (2) if any of Fitch, Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.
               “Rating Event” means the rating on the Securities is lowered by at least two of the three Rating Agencies and the Securities are rated below an Investment Grade Rating by at least two of the three Rating Agencies, in any case on any day during the period (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.
               “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
               “Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
               Unless the Company defaults in the Change of Control Payment, on and after the Change of Control Payment Date, interest shall cease to accrue on the Securities or portions of the Securities tendered for repurchase pursuant to the Change of Control Offer.
               The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company in respect of this Security, or any portion of the principal amount thereof, upon compliance with certain conditions set forth in the Indenture, including the Officer’s Certificate described above.
               If an Event of Default with respect to Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, (b) the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee, (c) such Holder shall have offered the Trustee reasonable indemnity, (d) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity, and (e) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof and premium, if any, or interest hereon on or after the respective due dates expressed herein.
               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
               The Securities are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are transferable to a transferee or transferees, as designated by the Holder surrendering the same for such registration of transfer, and exchangeable for a like aggregate principal amount of Securities and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.
               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
               The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
               All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SCHEDULE I
[144A]* [REGULATION S]* GLOBAL SECURITY
The initial principal amount of Notes evidenced by this Global Note is $                    .
CHANGES TO PRINCIPAL AMOUNT OF NOTES EVIDENCED BY GLOBAL NOTE

Principal Amount of
Notes by which this
	Global Note is to be	Remaining Principal
	Reduced or Increased,	Amount of Notes
	and Reason for	Represented by this
Date	Reduction or Increase	Global Note	Notation Made by

EXHIBIT A
CERTIFICATE OF TRANSFER*
NATIONAL FUEL GAS COMPANY
6.50% Notes due 2018
FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
     Name and address of assignee must be printed or typewritten.

$

principal amount of beneficial interest in the referenced Security of the Company and does hereby irrevocably constitute and appoint to transfer the said beneficial interest in such Security, with full power of substitution in the premises.
The undersigned certifies that said beneficial interest in said Security is being resold, pledged or otherwise transferred as follows:
(check one)
☐	to the Company;

☐	to a Person whom the undersigned reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

☐	in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities Act;

☐	as otherwise permitted by the non-registration legend appearing on this Security; or

☐	as otherwise agreed by the Company, confirmed in writing to the Trustee, as follows: [describe]

Dated:	Signature:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

*	Include this form of Certificate of Transfer only in a Private Note.

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirement of the registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.